Universal Forest Products, Inc.

Exhibit 99(1)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE
March 26, 2020

UFP Industries provides an update on the impact of Coronavirus (COVID-19)

GRAND RAPIDS, MI, Thursday, March 26, 2020 – Universal Forest Products, Inc. (n/k/a UFP Industries, Nasdaq: UFPI) today shared an update on the impact of COVID-19 on its business operations.

“We are focused on the safety and well-being of our employees, vendors and customers during this critical period,” said CEO Matthew J. Missad.” Over the past few weeks, we have implemented new measures to serve customers while providing a safe workplace for our employees. I would like to publicly thank our employees for their incredible efforts and their willingness to help our customers through these challenging and rapidly changing times.”

UFP Industries serves a wide range of customers, including essential businesses such as health care manufacturers, food suppliers, building products dealers and infrastructure contractors. The vast majority of UFP Industries’ employees are deemed “Essential Critical Infrastructure Workers” under the guidance set forth by the Department of Homeland Security as executed by the Cybersecurity and Infrastructure Security Agency (CISA). This guidance, or guidance with similar designations, has been incorporated into nearly all state “stay at home” orders issued to date. Consequently, UFP Industries continues to operate and serve its customers’ critical needs. Certain customers whose products haven’t been deemed “critically essential” are taking temporary furloughs, and UFP Industries is responding accordingly with its facilities and employees.

Among the safety measures implemented by UFP Industries are work-at-home and social distancing practices for office and production employees, initiated in advance of many government orders and recommendations. The company also prohibited all nonessential business air travel and created continuity plans to ensure plants receive raw materials, run production and ship to customers without disruption. UFP Industries has many different sources of supply and to date has not experienced significant supply bottlenecks.

“Our diverse business model has allowed us to adapt to changing customer needs,” Missad added. “We hope our country will be able to contain this virus quickly and dramatically reduce its physical and mental impact. We are encouraged by public discussions recognizing that many areas that are experiencing less impact from the virus may have restrictions lifted sooner. We wish to extend our utmost gratitude to the first responders, medical professionals and organizations working to contain COVID-19 and treat those affected by it. We also share our gratitude to drivers and other supply-chain employees for delivering essential items we need.”

In terms of existing capital availability, UFP Industries has a strong balance sheet with ample funding accessible under revolving lines of credit, which provide sufficient liquidity for expected capital needs. Total net debt at present is $123 million, with no significant debt maturing until 2022. The company is also closely managing working capital to maintain its strong balance sheet.

Because of the uncertainty as to the geographic speed and duration of COVID-19, as well as the impact from actions taken, and that may be taken, by governments to regulate and restrict the flow of labor or products, the Company’s operations and financial condition may be materially and adversely impacted over the longer-term.

UFP Industries will continue to update investors regarding significant changes related to COVID-19 through ufpi.com. The company is also assessing the economic impact of the virus and expects to provide an updated outlook during its first quarter 2020 earnings conference call on April 23, 2020.

Universal Forest Products, Inc.

Universal Forest Products, Inc. (d/b/a UFP Industries)

UFP Industries is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial. Founded in 1955, the company is headquartered in Grand Rapids, MI, with affiliates throughout North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.  The company had $4.42 billion in annual sales in 2019.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; adverse impact of global pandemics; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.